Placement Agent Agreement

April 6, 2006

Paulson Investment Company, Inc.

811 SW Naito Parkway

Portland, Oregon 97204

Dear Sir:

The undersigned, Universal Guardian Holdings, Inc., a Delaware corporation (the "Company"), hereby agrees with Paulson Investment Company, Inc. ("Paulson" or "Placement Agent") as follows:

1.  Best Efforts Offering.  The Company hereby engages Paulson to act as its exclusive agent during the term of the offering as outlined herein to sell, in private offering a minimum of $1 million (the “Minimum”) up to a maximum of $4 million (the “Maximum”) of units (the “Units” or the “Unit”), on a "best efforts" basis, on the terms substantially as set forth in the Term Sheet attached hereto as Exhibit A (the “Offering”). The Units shall be offered without registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Act") pursuant to the exemption from registration created by Regulation D thereof.

2.  Information Package.  The Company shall, as soon as practicable, prepare an Information Package (the “IP”) covering the proposed Offering which shall comply with the anti-fraud and all other requirements of the federal and state securities laws.  The IP shall be in form and substance reasonably satisfactory to Paulson and to the Company and to their respective counsel.  It is contemplated that the IP will include information from the Company’s public documents as well as the terms of the Offering, risk factors and any material updates of the Company occurring after the date of the most recently filed 10-K or 10-Q, as the case may be. The Company agrees that it shall modify or supplement the IP during the course of the Offering to insure that the IP does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The Offering will be deemed to have commenced on the date the IP has been approved by the Company and Paulson and available for distribution (“Effective Date”).

3.  Compensation.  Paulson will be paid at the closing of the Offering a cash commission of 10% of the aggregate amount of the Units sold.  In addition, Paulson shall receive five (5) year non-callable warrants to purchase Units equal to 10% of the number of the Units sold hereunder, exercisable at the Unit price on the Closing Date.

4.  Expenses. Whether or not the Offering is successfully completed, it shall be the Company's obligation to bear (a) all of its expenses in connection with the proposed Offering, and (b) all escrow agent fees and expenses. In addition, the Company shall pay Paulson a non-accountable expense allowance equal to 3% of the gross proceeds raised in the Offering. If the Offering is not completed, then the Company shall reimburse Paulson for its actual expenses incurred within 60 days of the termination of the Offering.

5.  Further Representations and Agreements of the Company.  The Company further represents and agrees that (i) it is authorized to enter into this Agreement and to carry out the Offering contemplated hereunder and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, (ii) the number of shares, options, warrants and other securities convertible into shares of common stock of the Company (collectively “Common Stock Equivalents”) outstanding shall be set forth in the IP and the Company shall not issue any additional Common Stock Equivalents during the term of the Offering unless the issuance or sale is related to a strategic transaction or an employee, consultant, supplier, lender or lessor option grant or issuance, (iii) the Company will, during the course of the Offering, provide Paulson with all information and copies of documentation with respect to the Company's business, financial condition and other matters as Paulson may reasonably deem relevant, including copies of all documents sent to stockholders or filed with any federal authorities, and will make reasonably available to Paulson, its auditors, counsel, and officers and directors to discuss with Paulson any aspect of the Company or its business which Paulson may reasonably deem relevant, (iv) the Company agrees that for a period of 30 days after the close of the Offering, it shall not issue or sell any Common Stock of the Company, unless the issuance or sale is related to a strategic transaction or an employee, consultant, supplier, lender or lessor option grant or issuance, and (v) the Company will deliver at the closing of sales conducted hereunder (a) a certificate of each of the Company's Chief executive Officer and Chief Financial Officer to the effect that the IP meets the requirements hereof and has been modified or supplemented as required by Paragraph 2 hereof and does not contain any untrue statement of material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein not misleading  and all necessary corporate approvals have been obtained to enable the Company to deliver the Units in accordance with the terms of the Offering and (b) an opinion of counsel for the Company, which shall be  satisfactory to Paulson and that is standard and customary for such a transaction.

6.  Indemnification. – See Exhibit B attached hereto.

7.  No-Shop Provision.  Until the Offering contemplated hereby is completed or terminated, but in no event later than sixty (60) days from the Effective Date, the Company agrees that it will not negotiate with any other person relating to a possible public or private offering or placement of the Company's securities.

8.  Termination.  The Company shall have the right to terminate this Agreement in the event that the Minimum is not subscribed for within thirty (30) days of the Effective Date or the Maximum is not fully subscribed within ninety (90) days of the Effective Date.  The Company and Paulson may terminate or extend the Agreement at any time by mutual written consent.

9.  Competing Claims. The Company acknowledges and agrees that no entity, other than Jon McDermott, has any claims or is entitled to any payments for services in the nature of a finder’s fee or any other arrangements, agreements, payments or understandings pursuant to this Offering.

10. Press Release. Within three business days of the date hereof, the Company will issue a press release which will describe the terms of the Offering and which shall comply with the requirements of Rule 135c promulgated under the Securities Act of 1933, as amended.

11. Miscellaneous.

(a)  Governing Law.  This Agreement and the transactions contemplated hereby shall be governed in all respects by the laws of the State of Oregon, without giving effect to its conflict of laws principles.

(b)  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(c)  Notices.  Whenever notice is required to be given pursuant to this Agreement, such notice shall be in writing and shall either be (i) mailed by certified first class mail, postage prepaid, addressed (a) if to Paulson, at the address set forth at the head of this Agreement, Attention: Chester Paulson; and (b) if to the Company, at 4695 Mac Arthur Court, Ste. 300, Newport Beach, California 92660, Attention: Mike Skellern, Chief Executive Officer; or (ii) delivered personally or by express courier.  The notice shall be deemed given, if sent by mail, on the third day after deposit in a United States post office receptacle, or if delivered personally or by express courier, then upon receipt.

 (d)  Dispute.  In the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement or the transactions contemplated by this Agreement, the prevailing party, or parties, shall be paid its reasonable attorney's fees and expenses arising from such action, suit or proceeding by the other party.

If the foregoing correctly sets forth the understanding between Paulson and the Company, please so indicate in the space provided below for that purpose whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

By:__/s/ Michael Skellern_________________

Michael Skellern,

President & CEO

Confirmed and agreed to:

Paulson Investment Company, Inc.

By:

__/s/ Lorraine Maxfield______________

Lorraine Maxfield, CFA

Senior VP, Corporate Finance

Date:

April 6, 2006

EXHIBIT A

Confidential

Private Placement of Units

Preliminary Term Sheet

I.  The Offering

Issuer:

Universal Guardian Holdings, Inc.(the "Company"), a Delaware corporation.

Issue:

Private Placement of Units (the "Units”) issued to accredited investors only pursuant to Regulation D.  Each Unit shall consist of two shares of Common Stock and one Warrant.  The Warrants will be immediately detachable and separately transferable.

Issue Price:

The greater of either (a) $1.50 per Unit; or (b) 80% of the average closing price of two (2) shares of the Company’s common stock for 10 days preceding the Effective Date.

Issue Size:

Minimum of $1 million and a Maximum of $4 million.

Purchase Agreement:

The shares of Common Stock and Warrants shall be purchased pursuant to a Securities Purchase/Subscription Agreement which shall contain representations, warranties and covenants and conditions to closing customary for a transaction of this kind.

Registration Requirements:

The Company shall use its best efforts to file with the SEC a registration statement (the “Registration Statement”) for the Common Stock and the shares underlying the Warrants within 30 days of the Closing Date and to have such Registration Statement declared effective within 90 days of the Closing Date.

Use of Proceeds:

Working capital.

II. Summary of Warrant Terms

Purchase Price:

Included in Unit purchase price.

Exercise Price:

150% of the price of one share of the Company’s common stock as determined in Issue Price.

Exercise Term:

Five years from closing.

Call Feature:

The Company may call the Warrants in the event that the closing price of the Common Stock is at least 100 % of the Unit Price for five (5) consecutive trading days.

EXHIBIT B

April 6, 2006

Paulson Investment Company, Inc.

811 SW Naito Parkway

Portland, Oregon 97204

Gentlemen:

In connection with our engagement of Paulson Investment Company, Inc. ("Paulson") as our placement agent, we hereby agree to indemnify and hold harmless Paulson and its affiliates, and the respective controlling persons, directors, officers, shareholders, agents and employees of any of the foregoing (collectively the "Indemnified Persons"), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), (collectively a "Claim"), which are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with our engagement of Paulson, or (B) otherwise relate to or arise out of Paulson's activities on our behalf under Paulson's engagement, and we shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party.  We will not, however, be responsible for any Claim, which is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification hereunder.  We further agree that no Indemnified Person shall have any liability to us for or in connection with our engagement of Paulson except for any Claim incurred by us as a result of any Indemnified Person's gross negligence or willful misconduct.

We further agree that we will not, without the prior written consent of Paulson, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person hereunder from any and all liability arising out of such Claim.

Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify us in writing of such complaint or of such assertion or institution but failure to so notify us shall not relieve us from any obligation we may have hereunder, unless and only to the extent such failure results in the forfeiture by us of substantial rights and defenses.  If we so elect or are requested by such Indemnified Person, we will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines and provides written correspondence to us, that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and us, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to us, then such Indemnified Person may employ its own separate counsel to represent or defend it in any such Claim and we shall pay the reasonable fees and expenses of such counsel.  Notwithstanding anything herein to the contrary, if we fail timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by us therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof.  In any Claim in which we assume the defense, the Indemnified Person shall have the right to participate in such Claim and to retain its own counsel therefor at its own expense.

Paulson agrees that it will indemnify and hold harmless the Company and each of its directors and officers, against any Loss whatsoever (including, but not limited to, any and all legal fees and other expenses) to which the Company or any such director or officer may be subject solely as a result of statements made in the Private Placement Memorandum based solely upon information supplied by Paulson to the Company in writing or based upon the gross negligence or willful misconduct of Paulson or any of its employees or agents in acting as Placement Agent for the offering and sale hereunder.

We agree that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not Paulson is the Indemnified Person), we and Paulson shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to us, on the one hand, and Paulson on the other, in connection with Paulson's engagement referred to above, subject to the limitation that in no event shall the amount of Paulson's contribution to such Claim exceed the amount of fees actually received by Paulson from us pursuant to Paulson's engagement.  We hereby agree that the relative benefits to us, on the one hand, and Paulson on the other, with respect to Paulson's engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by us or our stockholders as the case may be, pursuant to the transaction (whether or not consummated) for which you are engaged to render services bears to (b) the fee paid or proposed to be paid to Paulson in connection with such engagement.

Our indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity.

The validity and interpretation of this agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oregon applicable to agreements made and to be fully performed therein (excluding the conflicts of laws rules). Each of Paulson and the Company hereby irrevocably submits to the jurisdiction of any court of the State of Oregon, Multnomah County or the United States District Court of Oregon for the purpose of any suit, action or other proceeding arising out of this agreement or the transactions contemplated hereby, which is brought by or against Paulson or the Company and in connection therewith, each of Paulson and the Company (i) hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court, (ii) to the extent that it has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, it hereby waives, to the fullest extent permitted by law, such immunity and (iii) agrees not to commence any action, suit or proceeding relating to this agreement other than in any such court.  Each of Paulson and the Company hereby waives and agrees not to assert in any such action, suit or proceeding, to the fullest extent permitted by applicable law, any claim that (a) it is not personally subject to the jurisdiction of any such court, (b) it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to its property of (c) any suit, action or proceeding is brought in an inconvenient forum.

The provisions of this Agreement shall remain in full force and effect following the completion or termination of Paulson's engagement.

Very truly yours,

________________

By:_________________________________

__________________

Chief Executive Officer

Confirmed and agreed to:

Paulson Investment Company, Inc.

By:

______________________________

___________________

___________________

Date:

April 6, 2006